Exhibit 99.1

Zoom Telephonics Reports Third Quarter 2020 Results

Revenue of $12.0M, the Highest Quarterly Revenue for Zoom Telephonics (OTCQB: ZMTP) to Date

Boston, MA, November 12, 2020 – Zoom Telephonics, Inc. (“Zoom”) (OTCQB: ZMTP), the creator of leading cable modems and other Internet access products under the exclusively licensed Motorola® brand, reported financial results for its 2020 third quarter ended September 30, 2020.

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Net revenue of $12.0M, the highest quarterly revenue for ZMTP to date, representing an 11% increase compared to the same quarter in 2019, and a 17% increase sequentially from Q2 2020.

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GAAP Operating Loss of ($332k), or -2.8% of net revenue, representing a ($94k) difference compared to the same quarter in 2019, but a $1.2M improvement sequentially from Q2 2020.

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Earnings per share of $(0.01), flat in the third quarter of 2019, but represents a 86% improvement sequentially from Q2 2020.

“We are very pleased with this quarter’s results and believe that we are now on a clear path to achieving scale and profitability,” said Jackie Barry Hamilton, CFO of Zoom. “Our balance sheet and cash position are strong; benefiting from a recent PIPE, and we have maintained our working capital levels despite challenges associated with the pandemic.”

Business Outlook

“Our research shows Zoom is holding its position as one of the top three leaders in modems, gateways, and MoCA devices by retail market share,” said Jeremy Hitchcock, Executive Chairman of Zoom’s Board of Directors. “We are seeing strong market tailwinds in home connectivity, underscored in a 45% increase in retailer inventory demand from this time last year. Our inventory position is actively being rebuilt as manufacturing capacity ramps in Vietnam to meet increased customer demand, without tariffs.”

Separately, Zoom today announced that it had reached a definitive agreement to merge with Minim Inc., a private AI-driven WiFi management and security platform.

Conference Call Details Date/Time:

Join us on November 13th, 10:00 a.m. ET Participant Dial-In Numbers:
(United States): (877) 706-2128 (International): (706) 643-5255.

Please dial-in five minutes prior to the start time of the call and provide the operator with the conference ID of 4558846.

A slide presentation will accompany management’s remarks and will be accessible five minutes prior to the start of the call via the following link: www.zoom.net/SQ320. A recording of the call will also be made available afterwards through the investor information section of the company’s website.

About Zoom Telephonics
Zoom Telephonics, Inc. (“Zoom”) (OTCQB: ZMTP) is the creator of innovative Internet access products that dependably connect people to the information they need and the people they love. Founded in 1977 in Boston, MA, the company now delivers cable modems, routers, and other communications products under the globally recognized Motorola brand. For more information about Zoom and its products, please visit www.zoom.net and www.motorolanetwork.com.

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.

Forward Looking Statements
This release contains forward-looking information relating to Zoom’s plans, expectations, and intentions. Actual results may be materially different from expectations as a result of known and unknown risks, including: the potential increase in tariffs on the company's imports; potential difficulties and supply interruptions from moving the manufacturing of most of the company’s products to Vietnam; potential changes in NAFTA; the potential need for additional funding which Zoom may be unable to obtain; declining demand for certain of Zoom’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Zoom’s production and shipping; Zoom’s reliance on several key outsourcing partners; uncertainty of key customers’ plans and orders; risks relating to product certifications; Zoom’s dependence on key employees; uncertainty of new product development, including certification and overall project delays, budget overruns, and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; costs and senior management distractions due to patent related matters; and other risks set forth in Zoom’s filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Zoom’s expectations or any change in events, conditions or circumstance on which any such statement is based.

Investor Relations Contact:
Jacquelyn Barry Hamilton, CFO Zoom Telephonics, Inc.
Phone: 617-753-0040
Email: Investor@zoom.net

ZOOM TELEPHONICS, INC.
Condensed Consolidated Balance Sheets

ASSETS	September 30, 2020 (Unaudited)	December 31, 2019
Current assets
Cash and cash equivalents	$4,013,690	$1,216,893
Restricted cash	800,000	150,000
Accounts receivable, net	6,577,447	4,070,576
Inventories, net	9,693,326	7,440,350
Prepaid expenses and other current assets	128,847	269,738
Total current assets	21,213,310	13,147,557

Other assets	914,884	349,335
Operating lease right-of-use assets, net	107,343	102,716
Equipment, net	460,534	303,099
Total assets	$22,696,071	$13,902,707

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$10,513,620	$5,024,529
Current maturities of long-term debt	354,968	––
Current maturities of operating lease liabilities	72,739	102,716
Accrued expenses	4,015,666	2,666,471
Total current liabilities	$14,956,993	$7,793,716

Long-term debt, less current maturities	228,332	––
Operating lease liabilities, less current maturities	34,738	––
Total liabilities	$15,220,063	$7,793,716

Commitments and contingencies (Notes 4 and 5)

Stockholders' equity
Common stock: Authorized: 40,000,000 shares at $0.01 par value
Issued and outstanding: 23,921,142 shares at September 30, 2020 and 20,929,928 shares at December 31, 2019	239,211	209,299
Additional paid in capital	50,454,720	46,496,330
Accumulated deficit	(43,217,923)	(40,596,638)
Total stockholders' equity	7,476,008	6,108,991
Total liabilities and stockholders' equity	$22,696,071	$13,902,707

ZOOM TELEPHONICS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net sales	$12,027,457	$10,874,149	$34,255,817	$27,042,961
Cost of goods sold	8,150,901	7,746,821	25,160,174	18,728,928
Gross profit	3,876,556	3,127,328	9,095,643	8,314,033

Operating expenses:
Selling	2,012,314	2,067,728	6,650,047	7,068,841
General and administrative	1,468,187	733,486	3,012,292	1,858,043
Research and development	728,258	563,881	2,025,502	1,484,160
Total operating expenses	4,208,759	3,365,095	11,687,841	10,411,044

Operating loss	(332,203)	(237,767)	(2,592,198)	(2,097,011)

Other income (expense):
Interest income	272	5,626	1,064	9,627
Interest expense	(5,420)	––	(13,852)	(48,405)
Other, net	(1,150)	36,156	(707)	34,251
Total other income (expense)	(6,298)	41,782	(13,495)	(4,527)

Loss before income taxes	(338,501)	(195,985)	(2,605,693)	(2,101,538)

Income taxes	2,920	3,641	15,592	24,319

Net loss	$(341,421)	$(199,626)	$(2,621,285)	$(2,125,857)

Net loss per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.12)	$(0.11)

Basic and diluted weighted average common and common equivalent shares	23,887,718	20,832,174	22,419,823	18,696,083

ZOOM TELEPHONICS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(2,621,285)	$(2,125,857)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	139,940	252,471
Amortization of right-of-use assets	91,572	268,155
Stock based compensation	282,042	432,044
(Recovery of) provision for accounts receivable allowances	(102,632)	8,549
Provision for inventory reserves	19,781	19,983
Changes in operating assets and liabilities:
Accounts receivable	(2,404,239)	(1,996,450)
Inventories	(2,272,757)	1,565,903
Prepaid expenses and other current assets	140,891	533,486
Operating lease liabilities	(91,438)	(293,489)
Accounts payable and accrued expenses	6,838,286	494,221
Net cash provided by (used in) operating activities	20,161	(839,984)

Cash flows from investing activities:
Certification and software costs incurred and capitalized	(608,384)	(135,000)
Purchases of equipment	(254,540)	(120,715)
Net cash used in investing activities	(862,924)	(255,715)

Cash flows from financing activities:
Net payments on bank credit lines	––	(1,741,272)
Proceeds from debt	583,300	––
Net proceeds from private placement offering	3,163,370	4,942,609
Proceeds from stock option exercises	542,890	48,200
Net cash provided by financing activities	4,289,560	3,249,537

Net increase in cash, cash equivalents, and restricted cash	3,446,797	2,153,838

Cash, cash equivalents, and restricted cash- Beginning	1,366,893	125,982

Cash, cash equivalents, and restricted cash- Ending	$4,813,690	$2,279,820

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	$13,852	$48,405
Income taxes	$15,592	$24,319
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets to the total of the same such amounts shown above:
Cash and cash equivalents	$4,013,690	$2,129,820
Restricted cash	800,000	150,000
Total cash, cash equivalents and restricted cash	$4,813,690	$2,279,820